UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2014

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2014, SunCoke Energy Partners, L.P. (the “Partnership”) and SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), together with certain other affiliated parties, entered into a note purchase agreement (the “Note Purchase Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers (the “Initial Purchasers”) with respect to the issue and sale by the Issuers of $250,000,000 principal amount of their 7 3/8% Senior Notes due 2020 (the “Notes”). The Notes will be issued pursuant to the Indenture dated as of January 24, 2013 (as amended and supplemented to date, the “Indenture”) among the Issuers, the several guarantors identified therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Issuers issued an initial tranche of $150,000,000 principal amount of their 7 3/8% Senior Notes due 2020 in January 2013.

A copy of the Note Purchase Agreement is filed as Exhibit 4.1 to this report and is incorporated by reference herein. Payment and delivery of the Notes is expected to occur on May 9, 2014.

The Partnership expects to receive gross proceeds of approximately $263.1 million from the Notes offering. The Partnership intends to use approximately $271.3 million of the aggregate net proceeds from the issuance and sale of the Notes, and from the Partnership’s issuance and sale on April 30, 2014 of common units representing limited partner interests in the Partnership, to fund the Partnership’s assumption and repayment of certain outstanding debt of SunCoke Energy, Inc. (“SunCoke”) consisting of: (i) term loan debt bearing a floating rate of interest based on LIBOR plus 3.00% per annum and maturing in July 2018; and (ii) 7.625% senior notes due 2019. The Partnership also intends to use approximately $10.4 million of such proceeds to fund the cash consideration to be paid in connection with the Partnership’s acquisition from Sun Coal & Coke LLC, a wholly owned subsidiary of SunCoke, of an additional 33% membership interest in each of Haverhill Coke Company LLC (“Haverhill”) and Middletown Coke Company, LLC, of which $7.0 million of this cash consideration will be retained to prefund SunCoke’s obligation to indemnify the Partnership for the anticipated cost of an ongoing environmental remediation project at Haverhill. The Partnership also intends to repay approximately $40.0 million outstanding on its revolving credit facility, which matures on January 24, 2018, and does not expect to have any borrowings outstanding under the existing revolving credit facility at the completion of this Notes offering, other than as may be necessary to satisfy ordinary working capital requirements. Remaining proceeds will be retained to pay fees and for general partnership purposes.

The Notes constitute “Additional Notes” (as such term is defined in the Indenture) and will be issued pursuant to and in compliance with the Indenture. The Notes are being offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes are the senior unsecured obligations of the Issuers, and are guaranteed on a senior unsecured basis by each of the Partnership’s existing and certain future subsidiaries (other than Finance Corp.). The Notes will mature on February 1, 2020. Interest on the Notes will accrue at the rate of 7.375% from February 1, 2014. Interest on the Notes is payable semi-annually in cash in arrears on August 1 and February 1 of each year, commencing on August 1, 2014.

The Issuers may redeem some or all of the Notes at any time on or after February 1, 2016 at specified redemption prices plus accrued and unpaid interest, if any, to the redemption date. Before February 1, 2016 and following certain equity offerings, the Issuers may also redeem up to 35% of the Notes at a price equal to 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to February 1, 2016, the Issuers may redeem some or all of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

The Issuers are obligated to offer to purchase all or a portion of the Notes at a price of (a) 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain change of control events and (b) 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase, upon the occurrence of certain asset dispositions. These restrictions and prohibitions are subject to certain qualifications and exceptions set forth in the Indenture, including without limitation, reinvestment rights with respect to the proceeds of asset dispositions.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain subordinated debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) enter into agreements restricting the ability of subsidiaries to pay dividends and (ix) consolidate or merge. These covenants are subject to a number of exceptions and qualifications set forth in the Indenture.

By purchasing the Notes in the Notes offering, the purchasers are deemed to consent to an amendment to the Indenture that will increase the size of the basket for credit facility indebtedness.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents.

The Initial Purchasers and their respective affiliates are full service financial institutions. Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Partnership, its general partner and SunCoke, for which they received or will receive customary fees and expenses. In particular, affiliates of Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, are lenders under the Partnership’s revolving credit facility. Affiliates of certain of the Initial Purchasers also are lenders under SunCoke’s term loan or holders of SunCoke’s senior notes and, accordingly, will receive a portion of the proceeds from the issuance and sale of the Notes in the form of repayment of SunCoke Energy, Inc. debt assumed by the Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Note Purchase Agreement (dated April 29, 2014).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer

Date: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Note Purchase Agreement (dated April 29, 2014).